Exhibit 10.5

FOURTH AMENDMENT

to

2003 OUTSIDE DIRECTORS STOCK PLAN

THIS FOURTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Third Amendment”) was approved by the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) to be effective on May 30, 2017, subject to the approval of the shareholders of the Company.

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of May 30, 2017, the maximum number of shares of our common stock that may be issued under the Plan is 800,000 shares (subject to adjustment as provided in the 2003 Plan), of which 684,551 shares have previously been issued or reserved for issuance under the Plan, comprised of 521,351 shares previously issued under the Plan, and 163,200 shares issuable under outstanding options granted under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 800,000 to 1,100,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the shareholders of the Company:

Amendment to Section 4.1

Section 4.1 of the Plan is hereby amended by deleting the number “800,000” from the first full sentence contained therein and substituting in lieu thereof the number “1,100,000” (subject to adjustment as provided in the Plan).

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Fourth Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Fourth Amendment to the 2003 Outside Directors Stock Plan.